SUBSCRIPTION AGREEMENT

China BAK Battery, Inc.
BAK Industrial Park
No.1 BAK Street
Kuichong Town, Longgang District
Shenzhen, PRC 518119

Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.           This Subscription Agreement, including the Terms and Conditions For Purchase of Units attached hereto as Annex I (collectively, this “Agreement”), is made as of the date set forth below between China BAK Battery, Inc., a Nevada corporation (the “Company”), and the Investor.

2.           The Company has authorized the sale and issuance to certain investors of up to an aggregate of 5,790,000 units (the “Units”), each consisting of (i) one share (the “Share,” collectively the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”) and (ii) one warrant (the “Warrant,” collectively the “Warrants”) to purchase 0.25 of a share of Common Stock (the fraction amount being the “Warrant Ratio”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $3.55 per Unit (the “Purchase Price”).  The Shares issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares.”  The Warrant Shares, together with the Shares and the Warrants, are referred to herein as the “Securities.”

3.           The offering and sale of the Units (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have or will be filed with the Commission and delivered to the Investor on or prior to the date hereof and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and terms of the offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.           The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Units set forth below for the aggregate purchase price set forth below.  The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.

5.           The manner of settlement of the Shares included in the Units purchased by the Investor shall be as follows:

Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor through DTC at the Closing directly to the account(s) at Cowen and Company, LLC (“Cowen”) identified by the Investor and simultaneously therewith payment shall be made by Cowen via wire transfer to the Company).  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY COWEN OF THE ACCOUNT OR ACCOUNTS AT COWEN TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT COWEN TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DVP IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.           The executed Warrant shall be delivered in accordance with the terms thereof.

7.           The Investor represents that it (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on Annex I, has received and is relying solely upon (i) the Disclosure Package and the documents incorporated by reference therein and (ii) the Offering Information.

8.           The Investor represents that (a) no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Units in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

9.           The Investor represents that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

10.           The Investor represents that nothing in this Agreement, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

11.           The Investor represents that since the date on which the Placement Agent first contacted such Investor about the Offering, Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities).  Each Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  Each Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

12.           The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

13.           The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such information may be provided to the Investor by any means permitted under the Act, including in the Prospectus Supplement, a free writing prospectus or oral communications.

14.           The Investor represents that neither the Investor nor any person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this Subscription Agreement, violated its obligations of confidentiality with respect to the Offering since the time that the Investor was first contacted by the Company or its agents with respect to the transactions contemplated hereby.

15.           The Company represents and warrants to the Investor, that (i) the Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and (ii) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

16.           The Company covenants that it will not, for a period of sixty (60) days from the date hereof (the “Lock-Up Period”) without the prior written consent of the Cowen, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than the Company’s sale of the Units hereunder and the issuance of restricted Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof.  The Company will cause Xiangqian Li, the Company’s Chief Executive Officer and a shareholder, to furnish to Cowen, on or prior to the date hereof, a letter pursuant to which he shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, during the Lock-Up Period, without the prior written consent of Cowen.  The Company also agrees that during such period, other than for the sale of the Units hereunder, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-8 relating to employee benefit plans.

17.           Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.  The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Sections 7 through 14 hereof.

18.           No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Cowen on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

19.           The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Investor in connection with the Offering prior to the date hereof is the existence of the Offering and that neither the Company nor any other person acting on its behalf has provided the Investor or any other investor or its respective agents or counsel with any information that the Company believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Press Release.

20.           In the event the Lock-Up Period is waived by Cowen pursuant to Section 16 hereof, the Company agrees that it will not issue or sell any Common Stock or other equity or equity-linked securities (other than under existing equity incentive plans or as a result of the exercise, exchange or conversion of outstanding Company securities that are exercisable or exchangeable for, or convertible into Common Stock) for thirty calendar days from the date of this Subscription Agreement at less than the per share Purchase Price or equivalent.

21.           The Company and the Investor agree that the Company shall, (i) prior to the opening of the financial markets in New York City on the business day immediately after the date hereof issue a press release announcing the Offering and disclosing all material information regarding the Offering (the “Press Release”) and (ii) within the timeframe required, file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement as an exhibit thereto (the “8-K”).  From and after the issuance of the Press Release and the 8-K, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors in connection with the transactions contemplated hereby.  The Company shall not identify any Investor by name in any press release or public filing, or otherwise publicly disclose any Investor’s name, without such Investor’s prior written consent, unless required by law or the rules and regulations of a national securities exchange, provided, however, that promptly after becoming aware of any request or requirement to so disclose (a “Disclosure Requirement”), and in any event prior to any such disclosure, the Company will provide such Investor with notice of such request or requirement so that such Investor may at its election seek a protective order or other appropriate remedy and the Company will fully cooperate with such Investor’s efforts to obtain the same; provided, further, however, if, absent the entry of such a protective order or other remedy, the Company is compelled by applicable law, rule or regulation or a court order, subpoena, similar judicial process, regulatory agency or stock exchange rule to disclose such Investor’s name, the Company may disclose only that portion of such information that the Company is so compelled to disclose and will use its reasonable best efforts to obtain assurance that confidential treatment will be accorded to that portion of such information that is being disclosed.  As of the date hereof, the Company is not aware of any Disclosure Requirement

22.           This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. This Agreement will be governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of law. This Subscription Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and signatures may be delivered by facsimile or by e-mail delivery of a “.pdf” format data file.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: October 21, 2009

INVESTOR
By:
Print Name:
Title:
Address:

Agreed and Accepted
this 21st day of October, 2009:

CHINA BAK BATTERY, INC.

By:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF UNITS
OF
CHINA BAK BATTERY, INC.

1.           Authorization and Sale of the Units.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units, which consists of the Shares and the Warrants.

2.           Agreement to Sell and Purchase the Units; Placement Agent.

2.1           At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units at the purchase price set forth below:

Number of Units:

Purchase Price Per Unit: $

Aggregate Purchase Price: $

2.2           The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Units to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3           The Investor acknowledges that the Company has agreed to pay Cowen and Company, LLC (“Cowen” or the “Placement Agent”) a fee in respect of the sale of Units to the Investor.

2.4           The Company has entered into a Placement Agent Agreement, dated October 21, 2009 (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.

3.          Closings and Delivery of the Units and Funds.

3.1           The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares (and Units) set forth above registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares (and Units) set forth above by the Warrant Ratio and rounding down to the nearest whole number, and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2           The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (a) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth above and (b) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

3.3           The Investor’s obligation to purchase the Units will be subject to the satisfaction (or waiver by the Investor) of the following: (i) the delivery by the Company of the Units in accordance with the provisions of this Agreement, (ii) the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agreement, (iii) the satisfaction of the conditions to the closing set forth in the Placement Agreement.  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company; provided, however, that the right of the Investor to waive any of such condition to closing shall be conditioned upon a duly authorized, executed and delivered and legally binding and unconditional written commitment of the Investor, in form and substance reasonably acceptable to the Placement Agent, (a) not to assert or pursue any claim or seek any remedy against the Placement Agent related or in connection with the failure by the Company to perform any such condition waived by the Investor and (b) to hold harmless and indemnify the Placement Agent against any loss, expense (including without limitation the reasonable fees and expenses of its counsel), damages or other obligation incurred as a result of the assertion or pursuit by the Investor of any claim or the seeking by the Investor of any remedy in violation of clause (a) of this Section 3.3.

3.4           No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at Cowen to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

3.5           No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify Cowen of the account or accounts at Cowen to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account or accounts at Cowen identified by Investor and simultaneously therewith payment shall be made by Cowen via wire transfer to the Company.

4.           Participation Rights

4.1           For purposes of this Section 4, the following terms shall have the respective meanings set forth below:

“Approved Stock Plan” means any employee benefit plan in existence on the date hereof and described in the Prospectus and any other employee benefit plan providing for the issuance of shares of the Company’s Common Stock, or Options to purchase shares of the Company’s Common Stock pursuant to any stock option, stock bonus, employee benefit plan or other stock plan or arrangement that has been approved by the Board of Directors of the Company.

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Excluded Securities” means Common Stock, Options and Convertible Securities issued or issuable: (i) in connection with any Approved Stock Plan, (ii) upon exercise of the Warrants, (iii) upon conversion or exercise of any Options or Convertible Securities that are outstanding on the day immediately preceding the Closing Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof, (iv) in connection with strategic transactions involving the Company and other entities, including without limitation, joint venture, licensing, collaboration, manufacturing, development, marketing, co-promotion or distribution arrangements, (v) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $40,000,000 where no investors are contacted privately prior to the public announcement of such offering (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the Act), or (vi) to customers or suppliers of the Company.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

4.2           From the date hereof until the date which is two years after the date hereof, the Company shall not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any  circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”), unless the Company shall have first complied with this Section 4.

4.3           The Company shall deliver to the Investor an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale (the “Offer”) of the Common Stock or Common Stock Equivalent being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (1) identify and describe the Offered Securities, (2) describe the price and other terms upon which they are to be issued or sold or exchanged, and the number or amount of the Offered Securities to be issued or sold or exchanged, (3) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued or sold and (4) offer to issue and sell to the Investor at least its pro rata portion of 35% of the Offered Securities actually sold in such Subsequent Placement. The Investor’s pro rata portion shall be determined based upon the percentage of the total amount of Units purchased by the Investor in the Offering.

4.4           To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the second (2nd) Business Day after the Investor's receipt of the Offer Notice (the “Offer Period”), setting forth the portion that the Investor elects to purchase (the “Notice of Acceptance”). If no Notice of Acceptance is received by the Company from the Investor during the Offer Period, then the Investor shall be deemed to have declined the Offer.

4.5           The Company shall have twenty-five (25) Business Days from the expiration of the Offer Period above, subject to extension at the discretion of the Company with the consent of the Investor, such consent not to be unreasonably withheld, to offer, issue or  sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the eligible Investor (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, Unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

4.6           Upon the closing of the Subsequent Placement, the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number or amount of Offered Securities specified in the Notices of Acceptance upon the terms and conditions specified in the Offer. If the Company does not consummate the closing of the Subsequent Placement within twenty-five (25) Business Days of the expiration of the Offer Period, the Company shall not be required to issue to the Investor any of the Offered Securities. The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and its counsel.

4.7           Any Offered Securities not acquired by the Investor or other persons in accordance with this Section 4 may not be issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this Agreement, provided that, with respect to any such re-offer, in accordance with Section 4.4, the Offer Period shall only be one (1) Business Day.

4.8           Notwithstanding anything to the contrary in this Section 4 and unless otherwise agreed to by the Investor, the Company shall either confirm in writing to the Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Investor will not be in possession of material non-public  information, by the twentieth (20th) Business Day, subject to extension at the discretion of the Company with the consent of the Investor, such consent not to be unreasonably withheld following delivery of the Offer Notice. If by the twentieth (20th) Business Day following delivery of the Offer Notice, or later day if extended as set forth above, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Investor, such transaction shall be deemed to have been abandoned and the Investor shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide the Investor with another Offer Notice and the Investor will again have the right of participation set forth in this Section 4. The Company shall not be permitted to deliver more than one such Offer Notice to the Investor in any 60 day period.

4.9           The restrictions contained in this Section 4 shall not apply in connection with the issuance of any Excluded Securities.

5.          Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

China BAK Battery, Inc.
BAK Industrial Park
No.1 BAK Street
Kuichong Town, Longgang District
Shenzhen, PRC 518119
Attention: Chief Financial Officer

with copies to:

Pillsbury Winthrop Shaw Pittman LLP
2300 N Street, N.W.
Washington, D.C. 20037
Attention: Louis A. Bevilacqua

if to the Investor, to the address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

6.          Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

7.          Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

8.          Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

9.          Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

10.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

11.        Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to such Investor.

12.        Termination.  In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A

CHINA BAK BATTERY, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Account at Cowen to be credited